DEAN HELLER
[NEVADA  Secretary of State                                     EXHIBIT 3.I-4
 STATE   204 North Carson Street, Suite 1                               -----
 SEAL]   Carson City, Nevada 89701-4299
         (775) 684-5708                                        FILED # C173-85
         Website: secretaryofstate.biz                                 -------

                                                                 NOV 15 2004
--------------------------------------------------            IN THE OFFICE OF
           Certificate of Amendment                            /s/ Dean Heller
      (PURSUANT TO NRS 78.385 and 78.390)                       DEAN HELLER,
--------------------------------------------------           SECRETARY OF STATE


Important: Read attached instructions                      ABOVE SPACE IS
       before completing form.                           FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:
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Bluegate Corporation

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2.  The articles have been amended as follows (provide article numbers, if available):
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The total number of shares which the Corporation is authorized to issue is
60,000,000. The number of Common shares authorized is 50,000,000 and the par value of each share is $.001 per share. The number of preferred shares authorized is 10,000,000 and the par value of each share is $.001 per share.



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3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: majority vote
                                                         -----------------------

                                        ----------------------------------------
4.  Effective date of filing (optional):  11/23/04
                                        ----------------------------------------
                                         (must not be later than 90 days after
                                             the certificate is filed)

5.  Officer Signature (required): /s/ Manfred Sternberg     CEO
                                 -----------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This filing must be accompanied by                     Nevada Secretary of State
appropriate fees.  See attached fee                        AM  78.385 Amend 2003
schedule.                                                       Revised 11/03/03


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